UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2023
 ____________________________________

WASHINGTON FEDERAL INC
(Exact name of registrant as specified in its charter)
 ____________________________________

Washington	001-34654		91-1661606
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

425 Pike Street	Seattle	Washington	98101
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code (206) 624-7930
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	WAFD	NASDAQ Stock Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 4.875% Fixed Rate Series A Non-Cumulative Perpetual Preferred Stock	WAFDP	NASDAQ Stock Market

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 14, 2023, Washington Federal, Inc. (the "Company") entered into a Change of Control Agreement (the "Change of Control Agreement") with Kelli Holz, Chief Financial Officer. The Change of Control Agreement has a double trigger that provides for a severance payment only upon the occurrence of both a Change of Control (as defined in the Change of Control Agreements) and an adverse impact on the executive officer's employment such as an involuntary termination or a significant diminution in role or responsibilities.

The Change of Control Agreement provides that an executive officer receives payments only if, in connection with a Change of Control, the executive officer's employment is terminated involuntarily by the Company without Cause or voluntarily by the executive officer for Good Reason, each of which are defined in the Change of Control Agreements. If employment is terminated by the Company without Cause or by such executive officer for Good Reason during the first three years after a Change of Control, the executive officer will receive a payment equal to the sum of: (1) the earned but unpaid base salary due to such executive officer as of the date of termination; (2) a proportionate annual bonus due to such executive officer for the portion of the year worked prior to the termination, based on the higher of (a) such executive officer's highest bonus paid by the Company under the Company's annual incentive plans for the three years preceding the Change of Control and (b) the annual bonus paid or payable to the executive officer for the last year (the "Highest Annual Bonus"); and (3) a lump sum payment equal to the product of (a) a multiple of 2 for each of the named executive officers, multiplied by (b) the sum of (i) the executive officer's annual base salary and (ii) the Highest Annual Bonus. The executive officer will also receive all unpaid vacation pay, may continue to receive employee welfare benefits for up to a two-year period from the date of termination, and may receive outplacement assistance.

The foregoing description of the Change of Control Agreements does not purport to be complete and is qualified in its entirety by reference to the complete copy of the form of Change of Control Agreement filed as Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on August 19, 2015.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are being furnished herewith:

Exhibit No.	Description
10.1	Washington Federal, Inc. Form of Change in Control Agreement, incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed August 19, 2015.*
* Management compensatory plan or arrangement
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 15, 2023	WASHINGTON FEDERAL, INC.

	By:	/s/ KELLI J. HOLZ
Kelli J. Holz
Executive Vice President and Chief Financial Officer

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